UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 3, 2024
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UL Solutions Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42012 (Commission File Number)	27-0913800 (I.R.S. Employer Identification Number)
333 Pfingsten Rd Northbrook, Illinois 60062
(Address of principal executive offices and zip code)
(847) 272-8800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	ULS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Mr. Dadakis as Chief Business Operations and Innovation Officer
On December 5, 2024, UL Solutions Inc. (the “Company”) announced that Alex Dadakis will serve as the Company’s Executive Vice President, Chief Business Operations and Innovation Officer, effective January 27, 2025. Mr. Dadakis will serve as the Company’s principal operating officer in such role. Mr. Dadakis, age 38, was most recently the Global Head of Strategy and Corporate Development at Germany-based Knauf Group, Gebr KG, a manufacturer of building materials and construction systems, since January 2023. Prior to the Knauf Group, Mr. Dadakis was Senior Vice President and Chief Customer Experience and Strategy Officer at USG Corporation, a manufacturer of building materials, from January 2017 to January 2023. Mr. Dadakis was an associate partner at management consulting firm Bain & Company before joining USG.
In connection with his appointment as Executive Vice President, Chief Business Operations and Innovation Officer, the Company entered into an Offer Letter with Mr. Dadakis, dated December 3, 2024 (the “Offer Letter”). The Offer Letter provides, among other things, that Mr. Dadakis will be the Company’s Chief Business Operations and Innovation Officer with an initial gross annual salary of $550,000, a cash sign-on bonus of $100,000 (subject to full claw back should Mr. Dadakis voluntarily leave the Company within 12 months of receiving such payment and 50% claw back should he voluntarily leave within 24 months of receiving such payment), a target award of 70% of gross annual salary under the Company’s All-Employee Incentive Plan, an annual grant under the Company’s 2024 Long-Term Incentive Plan (“2024 LTIP”) with a target grant value of $900,000 for 2025 and a one-time grant of Restricted Stock Units under the 2024 LTIP with a grant value of $825,000, which will vest on a 3-year ratable vesting schedule and which is intended to cover certain compensation Mr. Dadakis forfeited from his prior employer.
Under the Offer Letter, Mr. Dadakis is subject to employee and customer non-solicitation covenants and a non-competition covenant, in each case, during his employment and for a period of 12 months thereafter.
The foregoing summary description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1 hereto.
There are no arrangements or understandings between Mr. Dadakis and any other person pursuant to which he was selected as the Company’s Chief Business Operations and Innovation Officer. There are no family relationships between Mr. Dadakis and any director or executive officer of the Company. Mr. Dadakis is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.
Amended and Restated Employment Contract
On December 3, 2024, the Employment Contract, dated as of June 27, 2005, between UL International Demko A/S (a wholly owned subsidiary of the Company) and Gitte Schjøtz was amended and restated to, among other things: (i) reflect her new title of Chief Operations and Sustainability Officer, effective as of January 1, 2025; and (ii) a one-time grant of Restricted Stock Units under the 2024 LTIP with a grant value of $250,000, which will vest on a 3-year ratable vesting schedule.
Item 7.01. Regulation FD Disclosure
A press release announcing the hiring of Mr. Dadakis as Executive Vice President, Chief Business Operations and Innovation Officer is furnished as Exhibit 99.1 hereto.
The information contained in this Item 7.01 of this current report, including the press release furnished as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated as of December 3, 2024, by and between UL Solutions Inc. and Alex Dadakis
10.2	Amended and Restated Employment Contract, dated as of December 3, 2024, by and between UL International Demko A/S and Gitte Schjøtz
99.1	Press Release of UL Solutions Inc., dated as of December 5, 2024
104	Cover page interactive data file (embedded with the inline XBRL document)
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UL Solutions Inc.
Date: December 5, 2024	By:	/s/ Ryan D. Robinson
Ryan D. Robinson
Executive Vice President and Chief Financial Officer